EXHIBIT 99.2

McDonald’s Corporation

Supplemental Information

Quarter Ended March 31, 2004

Impact of Foreign Currencies on Reported Results	2

Revenues	2

Operating Margins	6

Selling, General and Administrative Expenses	7

Other Operating (Income) Expense, Net	7

Operating Income	8

Interest, Nonoperating Expense and Income Taxes	8

Outlook	9

Balance Sheet	10

Restaurant Information	11

SUPPLEMENTAL INFORMATION

The purpose of this exhibit is to provide additional information related to McDonald’s Corporation’s results for the first quarter ended March 31, 2004. This exhibit should be read in conjunction with Exhibit 99.1.

Impact of Foreign Currencies on Reported Results

Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain compensation plans on these results because it believes they better represent the Company’s underlying business trends. Results excluding the effect of foreign currency translation (also referred to as constant currency) are calculated by translating current year results at prior year average exchange rates.

IMPACT OF FOREIGN CURRENCY TRANSLATION ON REPORTED RESULTS

Dollars in millions

	Reported amount		Currency translation benefit (loss)

Quarters ended March 31,	2004	2003	2004

Revenues	$4,399.7	$3,799.7	$288.0
Combined operating margins	1,301.1	1,048.6	83.2
Selling, general & administrative expenses	457.5	396.4	(22.6)
Operating income	858.4	674.6	59.9

•	Foreign currency translation had a positive impact on the growth rates of consolidated revenues, operating income and earnings per share for the quarter, primarily due to the strengthening of the Euro, as well as several other major currencies.

Revenues

Revenues consist of sales by Company-operated restaurants and fees from restaurants operated by franchisees and affiliates. These fees primarily include rent, service fees and/or royalties that are based on a percent of sales, with specified minimum rent payments.

REVENUES

Dollars in millions

Quarters ended March 31,	2004	2003	% Inc / (Dec)	% Inc /(Dec) Excluding Currency Translation

Company-operated sales:
U.S.	$875.5	$790.0	11	11
Europe	1,191.5	999.9	19	5
APMEA*	577.1	517.4	12	4
Latin America	205.6	165.2	24	15
Canada	162.9	122.3	33	16
Other**	270.4	261.3	3	3
Total	$3,283.0	$2,856.1	15	7

Franchised and affiliated revenues:
U.S.	$614.5	$526.1	17	17
Europe	365.0	302.6	21	4
APMEA*	80.5	64.3	25	5
Latin America	19.2	21.2	(9)	(13)
Canada	36.0	28.8	25	9
Other**	1.5	0.6	n/m	n/m
Total	$1,116.7	$943.6	18	11

Total revenues:
U.S.	$1,490.0	$1,316.1	13	13
Europe	1,556.5	1,302.5	20	4
APMEA*	657.6	581.7	13	4
Latin America	224.8	186.4	21	12
Canada	198.9	151.1	32	15
Other**	271.9	261.9	4	4
Total	$4,399.7	$3,799.7	16	8

*	APMEA represents Asia/Pacific, the Middle East and Africa
**	Other represents non-McDonald’s brands.
n/m	Not meaningful

•	Consolidated: Revenues increased 16% (8% in constant currencies) as comparable sales were positive for each month of the quarter. The quarter’s performance benefited from an extra day due to leap year.

•	U.S.: Ongoing menu, service and value initiatives drove the strong revenue increase for the quarter. These initiatives included McGriddles breakfast sandwiches, Premium Salads, Chicken McNuggets made with white meat, the Dollar Menu, popular Happy Meals, extended hours and a heightened focus on operations. Franchised and affiliated revenues increased at a higher rate than Company-operated sales due to a higher percentage of franchised restaurants in 2004 than 2003. While more difficult sales comparisons lie ahead, we remain confident that our combination of initiatives will continue to deliver solid results.

•	Europe: The increase in revenues was driven by positive comparable sales in most markets, especially Russia. In April, we introduced a Salads Plus menu in the U.K. and Germany. While still early, initial results are encouraging, and this menu will be expanded into additional European markets in the coming months.

•	APMEA: The increase in revenues was primarily due to strong performance in Australia driven by the ongoing popularity of their Salads Plus menu, and positive comparable sales in China, partly offset by negative comparable sales in South Korea and Taiwan.

•	Latin America: Revenues increased for the quarter due to expansion in Mexico as well as the effect of lapping the temporary closure of restaurants in Venezuela for a portion of first quarter 2003 due to a national strike.

Comparable sales are a key performance indicator used within the retail industry and are reviewed by management to assess business trends for McDonald’s restaurants. Increases or decreases in comparable sales represent the percent change in constant currency sales from the same period in the prior year for all Systemwide restaurants in operation at least thirteen months.

COMPARABLE SALES – McDONALD’S RESTAURANTS

	% Inc /(Dec)
Quarters Ended March 31,	2004	2003

U.S.	14.2	(2.0)
Europe	3.5	(4.4)
APMEA	5.0	(8.3)
Latin America	8.8	3.4
Canada	10.7	(6.1)
McDonald’s Restaurants	9.4	(3.6)

The following tables present Systemwide sales growth rates along with franchised and affiliated sales for the quarter. Systemwide sales include sales at all restaurants, whether operated by the Company, by franchisees or by affiliates. While sales by franchisees and affiliates are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance because these sales are the basis on which the Company calculates and records franchised and affiliated revenues and are indicative of the financial health of our franchisee base.

SYSTEMWIDE SALES PERCENT CHANGE

Quarter Ended March 31, 2004

	% Inc	% Inc Excluding Currency Translation

U.S.	15	15
Europe	21	5
APMEA	16	5
Latin America	17	9
Canada	29	13
Other	1	1
Total sales	17	10

FRANCHISED AND AFFILIATED SALES

Dollars in millions

Quarters ended March 31,	2004	2003	% Inc / (Dec)	% Inc /(Dec) Excluding Currency Translation

U.S.
Franchised sales	$4,410.9	$3,785.7	17	17
Affiliated sales	276.2	254.0	9	9
Total	4,687.1	4,039.7	16	16

Europe
Franchised sales	1,917.5	1,563.0	23	6
Affiliated sales	176.7	155.1	14	(1)
Total	2,094.2	1,718.1	22	5

APMEA
Franchised sales	703.2	542.2	30	12
Affiliated sales	691.9	636.4	9	(1)
Total	1,395.1	1,178.6	18	5

Latin America
Franchised sales	140.3	130.7	7	2
Affiliated sales	9.5	8.1	17	6
Total	149.8	138.8	8	2

Canada
Franchised sales	239.2	194.3	23	7
Affiliated sales	27.2	16.2	68	47
Total	266.4	210.5	27	11

Other
Franchised sales	3.0	10.1	(70)	(70)

Total
Franchised sales	7,414.1	6,226.0	19	13
Affiliated sales	1,181.5	1,069.8	10	2
Total	$8,595.6	$7,295.8	18	11

Operating Margins

COMPANY-OPERATED AND FRANCHISED RESTAURANT MARGINS – McDONALD’S RESTAURANTS*

Dollars in millions

	Percent		Amount		% Inc
Quarters ended March 31,	2004	2003	2004	2003	(Dec)

Company-operated
U.S.	18.2	14.5	$159.5	$114.4	39
Europe	14.4	13.8	171.1	138.1	24
APMEA	10.7	9.7	62.0	50.0	24
Latin America	8.0	7.8	16.5	12.9	28
Canada	14.1	10.9	23.0	13.3	73
Total	14.3	12.7	$432.1	$328.7	31

Franchised
U.S.	79.3	77.2	$487.2	$405.9	20
Europe	75.0	74.1	273.7	224.3	22
APMEA	85.7	83.8	69.0	53.9	28
Latin America	60.9	66.0	11.7	14.0	(16)
Canada	76.1	75.8	27.4	21.8	26
Total	77.9	76.3	$869.0	$719.9	21

*	Operating margin information relates only to McDonald’s restaurants (excludes non-McDonald’s brands).

•	Combined: Operating margin dollars increased $252.5 million or 24% for the quarter (16% in constant currencies). The U.S. and Europe segments accounted for more than 80% of the combined margin dollars in both years.

•	U.S.: Company-operated margin percent increased for the quarter primarily due to positive comparable sales, partly offset by higher commodity costs. Commodity cost pressures are expected to continue, with the impact lessening in the fourth quarter.

•	Europe: The Company-operated margin percent improvement in 2004 reflected better margin performance in Germany, France and Russia and weak performance in the U.K. as they continue to establish an appropriate value strategy.

•	APMEA: Strong comparable sales performance in Australia primarily drove the Company-operated margin percent improvement for the quarter.

•	Franchised: The consolidated Franchised margin percent increased for the quarter primarily due to strong comparable sales in the U.S., partly offset by the impact of a higher proportion of sites leased by the Company.

The following table presents margin components as a percent of sales.

COMPANY-OPERATED COSTS AND MARGINS AS A PERCENT OF SALES – McDONALD’S RESTAURANTS*

Quarters ended March 31,	2004	2003

Food & paper	33.8	33.9
Payroll & employee benefits	26.6	27.2
Occupancy & other operating expenses	25.3	26.2
Total expenses	85.7	87.3
Company-operated margins	14.3	12.7

*	Operating margin information relates only to McDonald’s restaurants (excludes non-McDonald’s brands).

Selling, General & Administrative Expenses

•	Selling, general & administrative expenses increased 15% for the quarter (10% in constant currencies) primarily due to higher performance-based incentive compensation, primarily in the U.S. Selling, general & administrative expenses as a percent of revenues were 10.4% and as a percent of Systemwide sales were 3.9% for both years.

Other Operating (Income) Expense, Net

OTHER OPERATING (INCOME) EXPENSE, NET

Dollars in millions

Quarters ended March 31,	2004	2003

Gains on sales of restaurant businesses	$(15.9)	$(18.4)
Equity in earnings of unconsolidated affiliates	(10.9)	(0.8)
Other expense	36.8	15.2
Total	$10.0	$(4.0)

•	Equity in earnings of unconsolidated affiliates increased for the quarter primarily due to stronger performance in the U.S. and improved results from our Japanese affiliate.

•	Other expense for 2004 reflected higher losses on property retirements and dispositions.

Operating Income

OPERATING INCOME

Dollars in millions

Quarters ended March 31,	2004	2003	% Inc / (Dec)	% Inc / (Dec) Excluding Currency Translation

U.S.	$516.8	$405.7	27	27
Europe	321.6	268.4	20	4
APMEA	90.0	69.4	30	9
Latin America	(1.8)	2.2	n/m	n/m
Canada	33.3	26.2	27	11
Other	0.7	(12.9)	n/m	n/m
Corporate	(102.2)	(84.4)	(21)	(21)
Total operating income	$858.4	$674.6	27	18

n/m Not meaningful

•	U.S.: Operating income increased for the quarter primarily due to higher combined operating margin dollars, partly offset by higher selling, general & administrative expenses.

•	Europe: Strong performances in Germany, France, and Russia were partly offset by weak results in the U.K.

•	APMEA: Operating income increased primarily due to strong performance in Australia.

INTEREST, NONOPERATING EXPENSE AND INCOME TAXES

•	Interest expense decreased for the quarter due to lower average interest rates and debt levels, partly offset by stronger foreign currencies.

•	Nonoperating expense decreased for the quarter primarily due to losses on certain corporate investments in 2003.

•	The effective income tax rate was 32.5% for first quarter 2004 compared with 33.5% in 2003. The lower income tax rate in 2004 was primarily due to higher tax benefits in certain international markets.

OUTLOOK

The information provided below is as of April 2004.

•	McDonald’s expects net restaurant additions to add approximately one percentage point to sales and operating income growth in 2004 (in constant currencies). Most of this anticipated growth will result from restaurants opened in 2003.

In 2004, McDonald’s expects to open about 550 traditional McDonald’s restaurants and 300 satellite restaurants and close about 300 traditional restaurants and 100 satellite restaurants.

•	McDonald’s does not provide specific guidance on changes in comparable sales. However, as a perspective, assuming no change in cost structure, a one percentage point increase in U.S. comparable sales would impact annual earnings per share by about 2 cents. Similarly, an increase of one percentage point in Europe’s comparable sales would impact annual earnings per share by about 1.5 cents.

•	McDonald’s expects full year 2004 selling, general & administrative expenses to be up modestly (less than 5%) in constant currencies and to decline as a percent of revenues and Systemwide sales compared with 2003.

•	A significant part of McDonald’s operating income is from outside the U.S., and about 70% of total debt is denominated in foreign currencies. Accordingly, earnings are affected by changes in foreign currency exchange rates, particularly the Euro and the British Pound. If the Euro and the British Pound both move 10% in the same direction (compared with 2003 average rates), McDonald’s annual earnings per share would change by about 5 to 6 cents.

•	For 2004, the Company expects its net debt principal repayments to be approximately $400 million to $700 million. As a result of repayments in 2003 and 2004, the Company expects interest expense to decrease about 4% to 8% compared with 2003, based on current interest and foreign currency exchange rates.

•	McDonald’s expects the effective income tax rate for 2004 to be between 32.0% and 33.0%.

•	McDonald’s expects capital expenditures for 2004 to be approximately $1.5 billion to $1.6 billion.

•	McDonald’s expects to return at least $1 billion to shareholders through dividends and share repurchases in 2004. The Company repurchased $271 million of its common stock during the first quarter.

McDONALD’S CORPORATION

CONSOLIDATED BALANCE SHEET

Dollars in millions

	March 31, 2004	December 31, 2003

ASSETS
Current assets
Cash and equivalents	$969.6	$492.8
Accounts and notes receivable	655.0	734.5
Inventories	122.3	129.4
Prepaid expenses and other current assets	568.4	528.7
Total current assets	2,315.3	1,885.4

Other assets
Investment in and advances to affiliates	1,100.1	1,089.6
Goodwill, net	1,696.9	1,665.1
Miscellaneous	993.4	960.3
Total other assets	3,790.4	3,715.0

Property and equipment
Property and equipment, at cost	28,738.0	28,740.2
Accumulated depreciation and amortization	(9,025.8)	(8,815.5)
Net property and equipment	19,712.2	19,924.7
Total assets	$25,817.9	$25,525.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$492.7	$577.4
Income taxes	172.1	71.5
Other taxes	215.0	222.0
Accrued interest	193.2	193.1
Accrued restructuring and restaurant closing costs	101.7	115.7
Accrued payroll and other liabilities	817.7	918.1
Current maturities of long-term debt	634.9	388.0
Total current liabilities	2,627.3	2,485.8

Long-term debt	9,114.2	9,342.5
Other long-term liabilities and minority interests	701.8	699.8
Deferred income taxes	1,006.2	1,015.1

Shareholders’ equity
Common stock	16.6	16.6
Additional paid-in capital	1,912.9	1,837.5
Unearned ESOP compensation	(90.6)	(90.5)
Retained earnings	20,684.1	20,172.3
Accumulated other comprehensive income (loss)	(654.3)	(635.5)
Common stock in treasury	(9,500.3)	(9,318.5)
Total shareholders’ equity	12,368.4	11,981.9
Total liabilities and shareholders’ equity	$25,817.9	$25,525.1

RESTAURANT INFORMATION

SYSTEMWIDE RESTAURANTS

At March 31,	2004	2003	Inc /(Dec)

U.S*	13,614	13,531	83

Europe
Germany*	1,243	1,216	27
United Kingdom	1,235	1,224	11
France	1,010	974	36
Spain	333	332	1
Italy	324	329	(5)
Other	2,041	1,997	44
Total Europe	6,186	6,072	114

APMEA
Japan*	3,753	3,866	(113)
Australia	727	729	(2)
China	581	564	17
Taiwan	346	350	(4)
South Korea	343	354	(11)
Other	1,706	1,690	16
Total APMEA	7,456	7,553	(97)

Latin America
Brazil	549	582	(33)
Mexico	285	263	22
Other	747	760	(13)
Total Latin America	1,581	1,605	(24)

Canada*	1,346	1,320	26

Other**	971	1,091	(120)

Systemwide restaurants	31,154	31,172	(18)

Countries	119	119	—

*	At March 31, 2004 reflected the following satellites: U.S. 1,320; Germany 91; Japan 1,796; Canada 361. At March 31, 2003: U.S. 1,178; Germany 63; Japan 1,854; Canada 340.
**	Reflects the sale of Donatos Pizzeria and the closing of all Donatos and Boston Market international locations in fourth quarter 2003.

SYSTEMWIDE RESTAURANTS BY TYPE

At March 31,	2004	2003	Inc /(Dec)

U.S.
Operated by franchisees	10,903	10,660	243
Operated by the Company	2,005	2,138	(133)
Operated by affiliates	706	733	(27)
	13,614	13,531	83
Europe
Operated by franchisees	3,611	3,498	113
Operated by the Company	2,302	2,293	9
Operated by affiliates	273	281	(8)
	6,186	6,072	114
APMEA
Operated by franchisees	2,284	2,197	87
Operated by the Company	2,241	2,251	(10)
Operated by affiliates	2,931	3,105	(174)
	7,456	7,553	(97)
Latin America
Operated by franchisees	570	623	(53)
Operated by the Company	990	963	27
Operated by affiliates	21	19	2
	1,581	1,605	(24)
Canada
Operated by franchisees	768	786	(18)
Operated by the Company	486	463	23
Operated by affiliates	92	71	21
	1,346	1,320	26
Other
Operated by franchisees	13	52	(39)
Operated by the Company	958	1,039	(81)
	971	1,091	(120)
Systemwide
Operated by franchisees	18,149	17,816	333
Operated by the Company	8,982	9,147	(165)
Operated by affiliates	4,023	4,209	(186)
	31,154	31,172	(18)

FORWARD-LOOKING STATEMENTS

Certain forward-looking statements are included in this exhibit. They use such words as “may,” “will,” “expect,” “believe,” “plan” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this exhibit. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: effectiveness of operating initiatives; success in advertising and promotional efforts; changes in global and local business and economic conditions, including their impact on consumer confidence; fluctuations in currency exchange and interest rates; food, labor and other operating costs; political or economic instability in local markets, including the effects of war and terrorist activities; competition, including pricing and marketing initiatives and new product offerings by the Company’s competitors; consumer preferences or perceptions concerning the Company’s product offerings; spending patterns and demographic trends; availability of qualified restaurant personnel; severe weather conditions; existence of positive or negative publicity regarding the Company or its industry generally; effects of legal claims; cost and deployment of capital; changes in future effective tax rates; changes in governmental regulations; and changes in applicable accounting policies and practices. The foregoing list of important factors is not all-inclusive.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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